Exhibit 10.3

SECURITY AGREEMENT

This SECURITY AGREEMENT is entered into as of July 16, 2021, by and among KREOS CAPITAL VI (EXPERT FUND) LP, a limited partnership incorporated in Jersey under registered number 2770 whose registered office is at 47 Esplanade, St. Helier, Jersey (referred hereinafter as the “Lender” which expression shall include its respective successors and assigns); and MOTUS GI, LLC, a Delaware limited liability company whose principal office is located at 1301 East Broward Boulevard, 3rd Floor, Fort Lauderdale, Florida 33301 (“Debtor”).

RECITALS

Debtor, MOTUS GI HOLDINGS, INC., the Debtor’s parent company, a corporation incorporated in Delaware whose registered office is at 850 New Burton Road, Suite 201, Dover, DE 19904, Kent County, Delaware (the “Parent”), MOTUS GI MEDICAL TECHNOLOGIES LTD the Parent’s Israeli subsidiary whose registered office is at 22 Keren ha-Yesod Street, Tirat Carmel, Israel, (each a “Borrower” and together “Borrowers”) and the Lender have entered into a certain Agreement for the provision of a Loan Facility of up to US $12,000,000 dated as of July 16, 2021 (as may be amended from time to time, the “Loan Agreement”). All references in this Security Agreement to the Loan Agreement shall include all agreements, documents and instruments annexed thereto, as applicable.

As a condition to the Lender entering into the Loan Agreement, the Debtor is entering into this Security Agreement, to secure the payment and performance of the Loan and other obligations of the Borrowers under the Loan Agreement by the Borrowers, respectively, in accordance with the terms of this Security Agreement. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement or, as applicable, in the Code.

The parties agree as follows:

1 CREATION OF SECURITY INTEREST

1.1 Grant of Security Interest. Debtor hereby grants Lender, to secure the payment and performance in full of all of the obligations of the Borrowers under the Loan Agreement, a continuing security interest in, and pledges and assigns to the Lender, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Debtor warrants and represents that the security interest granted herein shall at all times be a first priority security interest in the Collateral (all, subject to the Permitted Security Interests).

Lender’s lien and security interest in the Collateral shall continue until the Loan Agreement is terminated pursuant and subject to the terms set forth therein. Following such termination, the Lender shall execute any additional documents as shall reasonably be requested by the Debtor in order to remove any lien or security interest created for the benefit thereof hereunder. If Debtor shall at any time, acquire a commercial tort claim valued more than $300,000, Debtor shall promptly send a written notification signed by Debtor to the Lender of the brief details thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance reasonably satisfactory to the Lender.

1.2 Authorization to File Financing Statements. Debtor hereby authorizes the Lender to file financing statements with all appropriate jurisdictions in order to perfect or protect Lender’s interest or rights in the Collateral, including a notice that any disposition of the Collateral, other than with respect to licenses to use Debtor’s Intellectual Property in the ordinary course of business or in connection with a Permitted Security Interest, by either the Debtor or any other Person, shall be deemed to violate the rights of the Lender under the Code.

2 REPRESENTATIONS AND WARRANTIES. Except as previously disclosed to Lender, Debtor represents and warrants that none of the tangible components of the Collateral shall be maintained at locations other than in the address as stated above or otherwise leased by Debtor. In the event that Debtor, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Debtor will first receive the written consent of the Lender and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of the Lender. The entire inventory of the Debtor is in all material respects of good and marketable quality, free from material defects.

3 AFFIRMATIVE COVENANTS

3.1 Debtor shall comply with the affirmative covenants set forth in the Loan Agreement.

3.2 Operating Accounts. Debtor shall:

(i) Maintain all of its Collateral Accounts located in the United States within accounts which are subject to a Control Agreement in favor of the Lender. As of the date hereof, the identity and location of each such Collateral Account is listed on Schedule A attached hereto.

(ii) Debtor shall provide the Lender five (5) days’ prior written notice before Debtor or any Obligor (as defined below) establishes any Collateral Account at or with any Person located in the United States. In addition, for each Collateral Account located in the United States that Debtor or any Obligor, at any time maintains, Debtor or such Obligor shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Lender’s Lien in such Collateral Account in accordance with the terms hereunder prior to the establishment of such Collateral Account, which Control Agreement may not be terminated, without prior written consent of the Lender (such consent not be unreasonably withheld, delayed or conditioned). Without Lender’s consent (such consent not be unreasonably withheld, delayed or conditioned), none of the Borrowers shall maintain any Collateral Accounts located in the United States, except Collateral Accounts maintained in accordance with this Section 3.2.

3.3 Registration of Intellectual Property Rights.

Debtor and any Obligor shall promptly give the Lender written notice of any such applications or registrations of its material intellectual property rights filed with the United States Patent and Trademark Office and the United States Copyright Office, including the date of such filing and the registration or application numbers, if any. At any time and from time to time the Borrowers shall execute and deliver such further instruments and take such further action as may reasonably be requested by the Lender to effect the purposes of this Security Agreement. Notwithstanding anything contained herein to the contrary, all references to “intellectual property” contained in this Security Agreement expressly exclude all Immaterial Intellectual Property.

4 EVENTS OF DEFAULT

The occurrence of an Event of Default under the Loan Agreement shall be an Event of Default hereunder.

5 LENDER’S RIGHTS AND REMEDIES

5.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default beyond any applicable notice and cure period, the Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Debtor:

(a) set off any and all (i) balances of Debtor held by the Lender, or (ii) indebtedness at any time owing to or for the credit or the account of Debtor held by the Lender;

(b) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places as the Lender determines is commercially reasonable. The Lender shall give to Debtor such notice of any public or private sale as may be required by the Code or other applicable law. Solely upon the occurrence and during the continuance of an Even of Default beyond any applicable notice and cure period, the Lender is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Debtor’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and solely in connection with Lender’s exercise of its rights under this Section, Debtor’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit;

(c) declare the Loan immediately due and payable as set forth in the Loan Agreement;

(d) stop advancing money or extending credit for benefit of the Borrowers under the Loan Agreement or under any other agreement between the Borrowers and the Lender;

(e) settle or adjust disputes and claims directly with Account debtors for amounts on terms and in any order that the Lender considers advisable, notify any person owing Debtor money of Lender’s security interest in such funds, and verify the amount of such account;

(f) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Debtor shall assemble the Collateral if the Lender requests and make it available as the Lender designate. The Lender may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any lien which appears to be prior or superior to its security interest and pay all expenses incurred. Debtor grants the Lender a license to enter and occupy any of its premises, without charge, to exercise any of Lender’s rights or remedies;

(g) (i) place a “hold” on any account maintained with the Lender and/or (ii) deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral (provided that such right pursuant to a Control Agreement shall terminate upon the Lender providing a notice of termination of exclusive control in accordance therewith);

(h) demand and receive possession of Debtor’s Books; and

(i) exercise all rights and remedies available to the Lender under the Loan Documents, or at law or equity, including all remedies provided under the Code or applicable law (including disposal of the Collateral pursuant to the terms thereof).

The Lender acknowledges and agrees that, notwithstanding the language of any particular Control Agreement or similar agreement providing control of any Collateral, it shall not be entitled to deliver any notice of exclusive control, any entitlement order or any other direction or instruction pursuant thereto with respect to any Collateral Account or other Collateral unless an Event of Default shall have occurred and be continuing. The Lender shall endeavor to provide to Debtor a copy of any notice of exclusive control delivered by the Lender under a Control Agreement or similar agreement providing control of any Collateral, provided that the failure to timely provide any such copy shall not impact any right or remedy to which the Lender may be entitled (including, without limitation, any right to give a notice of exclusive control and exercise the rights as the result thereof).

5.2 Remedies Cumulative. The Lender’s rights and remedies under this Security Agreement and all other agreements shall be cumulative. The Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender of one right or remedy shall be deemed an election, and no waiver by the Lender of any Event of Default on the part of any Borrower shall be deemed a continuing waiver. No delay by the Lender shall constitute a waiver, election, or acquiescence by it.

5.3 Demand; Protest. Unless otherwise provided in the Loan Documents or required by applicable law, Debtor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender on which Debtor may in any way be liable, other than as afforded herein.

5.4 Power of Attorney. Debtor hereby irrevocably appoints the Lender as its lawful attorney-in-fact, exercisable solely upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Debtor’s name on any checks or other forms of payment or security; (b) sign Debtor’s name on any invoice or bill of lading for any Account or drafts against Account debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account debtors, for amounts and on terms the Lender determines reasonable; (d) make, settle, and adjust all claims under Debtor’s insurance policies; (e) pay, contest or settle any lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of the Lender or a third party as the Code permits. Debtor shall perfect or continue the perfection of Lender’s security interest in the Collateral regardless of whether an Event of Default has occurred until the Loan has been paid and satisfied in full and the Lender is under no further obligation to make Loans under the Loan Agreement. Lender’s foregoing appointment as Debtor’s attorney in fact, and all of rights and powers, coupled with an interest, upon and during an Event of Default, are irrevocable until the Loan has been fully repaid and performed and Lender’s obligation to provide Loans terminates.

6 NOTICES

All notices or demands by any party to this Security Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by email or delivering it by hand at the addresses listed below. The Lender or Debtor may change its notice address by giving the other party written notice.

If to Debtor:	MOTUS GI, LLC
1301 East Broward Boulevard, 3rd Floor
Fort Lauderdale, Florida 33301
Email: andrew@motusgi.com
For the attention of: Andrew Taylor

With a copy (which shall not constitute a notice) to:
Lowenstein Sandler LLP
One Lowenstein Drive
Roseland, New Jersey 07068
Email: sskolnick@lowenstein.com
For the attention of: Steven Skolnick

If to Lender:	Kreos Capital VI (Expert Fund) LP
47 Esplanade St. Helier, Jersey
Attn: Mr. Raoul Stein
E-mail: Raoul@Kreoscapital.com

With a copy (which shall not constitute a notice) to:
Kadouch & Co., Law Offices
11 Ha’ Sadnaot St.
Herzliya 4673300, Israel
Attn: Emmanuel Kadouch, Adv.
E-mail: Emmanuel@kadouchlaw.com

7 CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

DELAWARE LAW GOVERNS THIS SECURITY AGREEMENT WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. DEBTOR ACCEPTS JURISDICTION OF THE COURTS AND VENUE IN DELAWARE. NOTWITHSTANDING THE FOREGOING, THE LENDER SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST DEBTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE LENDER DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE LENDER’S RIGHTS AGAINST DEBTOR OR ITS PROPERTY, INCLUDING THE COURTS OF THE STATE OF NEW YORK. DEBTOR AND THE LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS SECURITY AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS SECURITY AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

8 GENERAL PROVISIONS

8.1 Successors and Assigns. This Security Agreement binds and is for the benefit of the successors and permitted assignees of each party. Debtor may not assign this Security Agreement or any rights under it without Lender’s prior written consent which may be granted or withheld in Lender’s discretion. The Lender shall have the right, without the consent of or notice to Debtor, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Lender’s obligations, rights and benefits under this Security Agreement, all in accordance with Clause 14.4 of the Loan Agreement.

8.2 Indemnification. Debtor hereby indemnifies, defends and holds the Lender, and its directors, officers, employees and agents harmless against all losses or expenses incurred, or paid by the Lender consequential to enforcement of its rights in the Collateral pursuant to this Security Agreement (including reasonable attorneys’ fees and expenses), except for losses caused solely by the gross negligence, fraud or willful misconduct of the Lender, or its directors, officers, employees or agents, all subject to the terms on Section 11 of the Loan Agreement.

8.3 Right of Set-Off. Debtor hereby grants to the Lender a lien, security interest and right of setoff as security to the Lender, whether now existing or hereafter arising upon and against all credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Lender or any entity under the control of the Lender or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, the Lender may set off the same or any part thereof and apply the same to any liability or obligation of the Borrowers then due and payable and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LIABILITIES, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH CREDITS OR OTHER PROPERTY OF THE DEBTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

8.4 Severability of Provisions. Each provision of this Security Agreement is severable from every other provision in determining the enforceability of any provision.

8.5 Amendments in Writing; Integration. All amendments to this Security Agreement must be in writing signed by the Lender and Debtor. This Security Agreement and the Loan Agreement represent the entire agreement about this subject matter, and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Security Agreement and the Loan Agreement and the other loan documents merge into this Security Agreement and the Loan Agreement.

8.6 Counterparts. This Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

8.7 Survival. All covenants, representations and warranties made in this Security Agreement continue in full force while the Loan remains outstanding. The obligation of Debtor in Section 8.2 above to indemnify the Lender shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

8.8 Security for Loans; Amendment of the Loan Agreement. Upon and during the continuance of an Event of Default beyond any applicable notice and cure period, Lender may: (a) take and hold security for the payment of the Loan, and exchange, enforce, waive and release any such security; and (b) apply such security and direct the order or manner of sale thereof as the Lender in its sole discretion may determine.

8.9 Debtor Waivers. Debtor waives any right to require the Lender to (a) proceed against Debtor any other Obligor, any other guarantor or any other person; (b) proceed against or exhaust any security held from the Debtor or any other Obligor; (c) marshal any assets of the Debtor or any other Obligor; or (d) pursue any other remedy in Lender’s power whatsoever. The Lender may, at its election, exercise or decline or fail to exercise any right or remedy it may have against the Debtor or any other Obligor or any security held by the Lender, including without limitation the right to foreclose upon any such security by judicial or non-judicial sale, without affecting or impairing in any way the liability of Debtor hereunder. Debtor waives any defense arising by reason of any disability or other defense of the Debtor or any other Obligor or by reason of the cessation from any cause whatsoever of the liability of the Debtor or any other Obligor. Debtor waives any setoff, defense or counterclaim that Debtor or any other Obligor may have against the Lender. Debtor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against the Debtor or any other Obligor. Until the Loan Agreement is terminated, Debtor shall not exercise any right of subrogation or reimbursement, contribution or other rights against any other Obligor, and, until the Loan Agreement is terminated, Debtor waives any right to enforce any remedy that the Debtor now has or may hereafter have against any other Obligor. Until the Loan Agreement is terminated, Debtor waives all rights to participate in any security now or hereafter held by the Lender. Debtor assumes the responsibility for being and keeping itself informed of the financial condition of the other Obligors and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of the other Obligors, warrants to the Lender that it will keep so informed, and agrees that absent a request for particular information by Debtor, the Lender shall have no duty to advise Debtor of information known to the Lender regarding such condition or any such circumstances.

8.10 Insolvency. If the Parent becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code and/or the Israeli Bankruptcy Law, or if such a petition is filed against the Parent, and in any such proceeding some or all of any indebtedness or obligations under the Loan Agreement is terminated or rejected or any obligation of the Parent is modified or abrogated, or if the Parent’s obligations are otherwise avoided for insolvency, bankruptcy or any similar reason, Debtor agrees that Debtor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Security Agreement shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Parent or Debtor, any other person, or otherwise, as though such payment had not been made.

9 DEFINITIONS

9.1 Definitions. In this Security Agreement:

“Accounts” shall mean any “account”, as such term is defined in section 9-102(a)(2) of the Code, now owned or hereafter acquired by the Debtor and, in any event, shall include, without limitation, all accounts receivable, book debts, and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to the Debtor (including, without limitation, under any trade names, styles, or divisions thereof) whether arising out of goods sold or services rendered by the Debtor or from any other transaction, whether or not the same involves the sale of goods or services by the Debtor (including, without limitation, any such obligation that might be characterized as an account or contract right under the Code) and all of the Debtor’s rights in, to, and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of the Debtor’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation, and stoppage in transit, and rights to returned, reclaimed, or repossessed goods), and all moneys due or to become due to the Debtor under all contracts for the sale of goods or the performance of services or both by the Debtor (whether or not yet earned by performance on the part of the Debtor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of such purchase orders and contracts, and all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of Delaware; provided, that, to the extent that the Code is used to define any term herein or in any security documents and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in the Code shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Lender’s lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of Delaware, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” means all of the rights, title and interest in and to the following: the Debtor’s assets, Contract Rights or rights to payment of money, leases, license agreements, franchise agreements, Intellectual Property, Equipment and Inventory (including as set forth on Schedule B attached hereto), Goods, cash and cash equivalents, Deposit Accounts, Accounts, all certificates of deposit, Chattel Paper, Fixtures, Letter of Credit Rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, General Intangibles, documents, Instruments (including any promissory notes) and Investment Property (including without limitation all capital stock of subsidiaries of Debtor), supporting obligations and financial assets, whether now owned or hereafter acquired, wherever located. All Debtor’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing. For the avoidance of doubt, the Collateral does not include any Immaterial Intellectual Property.

“Control Agreement” is any control agreement entered into among the depository institution at which Debtor or any Obligor maintains a Deposit Account or the securities intermediary or commodity intermediary at which Debtor or any Obligor maintains a Securities Account or a Commodity Account, Debtor, such Obligor, and Lender pursuant to which Lender obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Debtor’s Books” are all Debtor’s books and records including ledgers, records regarding Debtor’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or storage or any equipment containing the information.

“Intellectual Property” is the “Intellectual Property” as defined in the Loan Agreement.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Loan” refers to the loan under the Loan Agreement.

“Loan Documents” is the Loan Agreement, and all ancillary documents thereof.

“Obligor” is the Debtor or any Group Company (as defined in the Loan Agreement).

“Proceeds” shall mean “proceeds”, as such term is defined in section 9-102(a)(64) of the Code and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Debtor from time to time with respect to any of the Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau, or agency (or any person acting under color of governmental authority); and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed as a sealed instrument under the laws of the State of Delaware as of the date first above written.

DEBTOR:

MOTUS GI, LLC.

By: Motus GI Holdings, Inc. its Sole Member

By:	/s/ Andrew Taylor
Name:	Andrew Taylor
Title:	Chief Financial Officer and Secretary

LENDER:

KREOS CAPITAL VI (EXPERT FUND) LP

By:	/s/ Raoul Stein
Name:	Raoul Stein
Title:	Director

SCHEDULE A

Details of Collateral Accounts